UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15341 (Commission file number)	23-02424711 (I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania (Address of principal executive offices)	17547 (Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on April 21, 2016. The results of the voting at our annual meeting of stockholders were as follows:

•	The total number of votes represented at the annual meeting in person or by proxy by the holders of our Class A common stock and Class B common stock was 7,286,559 of the total of 7,632,319 votes entitled to vote at the annual meeting by the holders of all shares of Class A common stock and Class B common stock outstanding on the record date.

•	At the annual meeting, the stockholders elected Scott A. Berlucchi, Barry C. Huber and S. Trezevant Moore, Jr. as Class C Directors to serve for a term of three years and until their successors take office. The votes cast for the election of Class C Directors were as follows:

	Number of Votes
	For	Withheld	Broker Non-Votes
Scott A. Berlucchi	7,019,486	81,083	185,990
Barry C. Huber	7,019,335	81,234	185,990
S. Trezevant Moore, Jr.	7,019,478	81,091	185,990

There were no other nominations of candidates for election as Class C Directors. There were no abstentions with respect to the election of Class C Directors.

Our stockholders also voted to approve the ratification of the selection by the audit committee of our board of directors of KPMG LLP as our independent registered public accounting firm for 2016.

Number of Votes
For	Against	Abstain	Broker Non-Votes
7,251,975	32,005	2,579	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice President and Chief Financial Officer

Date: April 22, 2016